FUND PARTICIPATION AGREEMENT

This Agreement, made and entered into as of the 1st day of September, 1989, by and among, Nationwide Life Insurance Company (“Nationwide”), and Van Eck Investment Trust (“Trust”), the Trust’s investment adviser, Van Eck Associates Corporation (“Adviser”), and the Trust’s Distributor, Van Eck Securities Corporation (“Distributor”) each of which hereby agrees that shores of the Trust’s Gold and Natural Resources Fund and Global Bond Fund (“Portfolios”) shall be made available to serve as an underlying investment medium for Individual Deferred Variable Annuity and Variable Life contracts (collectively “Contracts”) to be offered by Nationwide subject to the following provisions:

1.
Nationwide represents that it has established the Nationwide Variable Account–II and the Nationwide VLI Separate Account–2 (collectively and individually, the “Variable Account”), as separate accounts under Ohio law, and has registered them as unit investment trusts under the Investment Company Act of 1940 (“1940 Act”) to serve as investment vehicles for the Contracts.  The Contracts provide for the allocation of net amounts received by Nationwide to separate series of the Variable Account for investment in the shares of specified investment companies selected among those companies available through the Variable Account to act as underlying investment media.  Selection of a particular investment company is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

2.
Nationwide agrees to make every reasonable effort to market its Contracts.  It will use its best efforts to give equal emphasis and promotion to shares of the Trust as is given to other underlying investments of the Variable Account.  In marketing its Contracts, Nationwide will comply with all applicable state or Federal laws.

3.
The Adviser will provide closing net asset value, dividend and capital gain information at the close of trading each business day to Nationwide.  “Business day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value as set forth in the Trust’s prospectus and Statement of Additional Information.  Nationwide will use this data to calculate unit values, which will in turn be used to process that same business day’s Variable Account unit value.  The Variable Account processing will be done the same evening, and orders will be placed the morning of the following business day.  Orders will be sent directly to the Trust or its specified agent, and payment for purchases will be wired to a custodial account designated by the Trust or the Advisor, so as to coincide with the order for Trust shares.  The Adviser will execute the orders at the net asset value as determined as of the close of trading on the prior day.  Dividends and capital gains distributions shall be reinvested in additional shares at the ex-date net asset value.  Notwithstanding for providing Nationwide with net asset value, dividend and capital gain information when the New York Stock Exchange is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the Securities and Exchange Commission (“SEC”) has by order permitted the suspension of pricing shares for the protection of shareholders.

4.
All expenses incident to the performance by the Trust under this Agreement shall be paid by the Trust.  The Trust shall pay the cost of registration of Trust shares with the SEC.  The Trust shall distribute, or cause to be distributed, to the Variable Account, proxy material, periodic Trust reports to shareholders and other material the Trust may require to be sent to Contract owners.  The Trust shall pay the cost of qualifying Trust shares in states where required.  The Trust will provide Nationwide, or cause Nationwide to be provided with, a reasonable quantity of the Trust’s Prospectus and the reports to be used in contemplation of this Agreement.  The Trust will provide Nationwide a copy of the Statement of Additional Information suitable for duplication.

5.
Nationwide and its agents shall make no representations concerning the Trust or Trust shares except those contained in the then current prospectuses of the Trust and in current printed sales literature of the Trust.

6.
The Trust and Adviser shall comply with Sections 817(h) and 851 of the Internal Revenue Code of 1986, if applicable, and the regulations thereunder, and the applicable provisions of the 1940 Act relating to the diversification requirements for variable annuity, endowment, and life insurance contracts.  The Adviser shall provide Nationwide within ten business days after the end of each calendar quarter with a letter from the appropriate Trust officer certifying the Trust’s compliance with the diversification requirements and qualification as a regulated investment company, and a detailed listing of the individual securities held by the Trust.

7.
Nationwide agrees to inform the Board of Trustees of the Trust of the existence of or any potential for any material irreconcilable conflict of interest between the interests of the Contract owners of the Variable Account investing in the Trust and/or any other separate account of any other insurance company investing in the Trust.

A material irreconcilable conflict may arise for a variety of reasons, including:

(a)	an auction by any state insurance or other regulatory authority;

(b)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

(c)	an administrative or judicial decision in any relevant proceeding;

(d)	the manner in which the investments of any Portfolio are being managed;

(e)	a difference in voting instructions given by Contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing the Trust; or

(f)	a decision by Nationwide to disregard the voting instructions of contract owners.

Nationwide will be responsible for assisting the Board of Trustees of the Trust in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by Nationwide to disregard voting instructions of Contract owners.

It is agreed that if it is determined by a majority of the members of the Board of Trustees of the Trust or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting Nationwide, Nationwide shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to,

(a)
withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Trust or submitting the questions of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (i.e., annuity Contract owners, life insurance Contract owners or qualified Contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change;

(b)	establishing a new registered management investment company or managed separate account.

If a material irreconcilable conflict arises because of Nationwide’s decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Nationwide may be required, at the Trust’s election, to withdraw the Variable Account’s investment in the Trust.  No charge or penalty will be imposed against the Variable Account as a result of such withdrawal.  Nationwide agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of Contract owners.

For purposes hereof, a majority of the disinterested members of the Board of Trustees of the Trust shall determine whether any proposed action adequately remedies any material irreconcilable conflict.  In no event will the Trust be required to establish a new funding medium for any Contracts.  Nationwide shall not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of affected Contract owners.

The Trust will undertake to promptly make known to Nationwide the Board of Trustees’ determination of the existence of a material irreconcilable conflict and its implications.

8.	This Agreement shall terminate as to the sale and issuance of new Contracts:

(a)	at the option of Nationwide, the Adviser or the Trust upon six months’ advance written notice to the other;

(b)
at the option of the Trust, if the Trust determines that liquidation of the Trust is in the best interests of the Trust and its beneficial owners.  Reasonable advance notice of election to liquidate shall be furnished by the Trust, to permit the substitution of Trust shares with the shares of another investment company, pursuant to SEC regulation;

(c)
at the option of Nationwide if Trust shares are not available for any reason to meet the requirements of Contracts as determined by Nationwide.  Reasonable advance notice of election to terminate shall be furnished by Nationwide;

(d)
at the option of Nationwide, the Adviser or the Trust, upon institution of formal proceedings against the Broker-Dealer or Broker-Dealers marketing the Contracts, the Variable Account, Nationwide or the Trust by the National Association of Securities Dealers (“NASD”), the SEC or any other regulatory body;

(e)
upon a decision by Nationwide, in accordance with regulations of the SEC, to substitute such Trust shares with the shares of another investment company for Contracts for which the trust shares have been selected to serve as the underlying investment medium.  Nationwide will give 60 days’ written notice to the Trust and the Adviser of any proposed vote to replace Trust shares;

(f)	upon assignment of this Agreement unless made with the written consent of each other party;

(g)
in the event Trust shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Trust shares as an underlying investment medium of Contracts issued or to be issued by Nationwide.  Prompt notice shall be given by either party to the other in the event the conditions of this provision occur.

9.
Termination as the result of any cause listed in the preceding paragraph, except for paragraph 8.(b), shall not affect the Trust’s obligation to furnish Trust shares for Contracts then in force for which the shares of the Trust serve or may serve as an underlying medium, unless such further sale of Trust shares is proscribed by law or the SEC or other regulatory body.

10.	Each notice required by this Agreement shall be given by wire and confirmed in writing to:

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio  43216
Attn:   Joseph F. Ciminero

Van Eck Investment Trust
122 East 42nd Street
New York, New York  10168
Attn:  Bruce J. Smith, Controller

Van Eck Associates Corporation
122 East 42nd Street
New York, New York,  10168
Attn:  Bruce J. Smith, Controller

Van Eck Securities Corporation
122 East 42nd Street
New York, New York,  10168
Attn:  Bruce J. Smith, Controller

11.
Advertising and sales literature with respect to the Trust prepared by Nationwide or its agents for use in marketing its Contracts will be submitted to the Trust for review before Nationwide submits such material to the SEC or NASD for review.

12.
Nationwide will distribute all proxy material furnished by the Trust and will vote Trust shares in accordance with instructions received from the Contract owners of such Trust shares.  Nationwide shall vote the Trust shares for which no instructions have been received in the same proportion as Trust shares for which said instructions have been received from Contract owners.  Nationwide and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Trust shares held for such Contract owners.  Nationwide will also comply with the prospectus delivery requirements of federal and state law.

13.	(a)
Nationwide agrees to indemnify and hold harmless the other parties to this Agreement and each of their directors, officers, employees, agents and each person, if any, who controls the other parties within the meaning of the Securities Act of 1933 (the “Act”) against any losses, claims, damages or liabilities to which such other parties or any such director, officers, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material act contained in information furnished by Nationwide for use in the Registration Statement or prospectus of the Trust or in the Registration Statement or prospectus for the Variable Account, or arise out of or are based upon the omission or the alleged omission to state in the Registration Statement or prospectus of the Variable account a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations of Nationwide or its agents, with respect to the sale and distribution of Contracts for which Trust shares are an underlying investment, or from any violation of applicable securities or insurance laws, rules or regulations; provided, however, that Nationwide shall not be liable under this paragraph 13.(a) if such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with information furnished to Nationwide by or on behalf of one of the other parties.  Nationwide will reimburse any legal or other expenses reasonably incurred by such other parties or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which Nationwide may otherwise have.

(b)
The Trust agrees to indemnify and hold harmless the other parties to this Agreement and each of their directors, officers, employees, agents and each person, if any, who controls the other parties within the meaning of the Act against any losses, claims, damages or liabilities to which such other parties or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Trust will reimburse any legal or other expenses reasonably incurred by such other parties or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished to the Trust by such other party specifically for use therein.  This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

(c)
The Distributor agrees to indemnify and hold harmless the other parties to this Agreement and each of its directors, officers, employees, agents and each person, if any, who controls the other parties within the meaning of the Act against any losses, claims, damages or liabilities to which such other parties or any such director, officer, employee, agent or controlling person of such other party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Distributor will reimburse any legal or other expenses reasonably incurred by such other parties or any such director, officer, employee, agent or controlling person in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that the Distributor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished to the Distributor by such other party specifically for use therein.  This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

(d)
The Adviser agrees to indemnify and hold harmless the other parties to this Agreement and each of their directors, officers, employees, agents and each person, if any, who controls the other parties within the meaning of the Act against any losses, claims, damages or liabilities to which such parties or any such director, officer, employee, agent or controlling person of such other party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Adviser’s failure to keep each of the Trust and its Portfolios fully diversified and qualified as a regulated investment company as required by the applicable provisions of the Internal Revenue Code, the 1940 Act, and the applicable regulations promulgated thereunder to the extent such failure arises by reason of the Adviser’s gross negligence, bad faith or willful misfeasance in the performance of its duties under this Agreement or the Investment Advisory Agreement between the Adviser and the Trust, and the Adviser will reimburse any legal or other expenses reasonably incurred by such other parties or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished to the Adviser by such other party specifically for use therein.  This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

(e)
It is understood and expressly agreed that the obligations and liabilities of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust, as provided in the Declaration of Trust of the Trust.  The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

(f)
Each party shall promptly notify the other in writing of any situation which presents or appears to involve a claim which may be subject to indemnification hereunder and the indemnifying party shall have the option to defend against any such claim.  In the event the indemnifying party so elects, it will notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party’s expense, in the defense of such claim.  Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing.  Neither party shall confess any claim nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party’s prior written consent.  Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability with respect to the claim among the parties.

14.
If, in the course of future marketing of the Contracts, Nationwide or its agents shall request the continued assistance of the Distributor’s sales personnel, compensation (which will be negotiated by the Distributor and Nationwide) shall be paid by Nationwide to the Distributor.

NATIONWIDE LIFE INSURANCE COMPANY

By:
Date

VAN ECK INVESTMENT TRUST

By:
Date

VAN ECK ASSOCIATES CORPORATION

By:
Date

VAN ECK SECURITIES CORPORATION

By:
Date

ADDENDUM NO. 1

This Addendum No. 1, executed this 22nd day of May, 1992, hereby amends the Fund Participation Agreement (“Agreement”) between Nationwide Life Insurance Company (“Nationwide”) and Van Eck Investment Trust (“Trust”), the Trust’s investment adviser, Van Eck Associates Corporation (“Adviser”), and the Trust’s Distributor, Van Eck Securities Corporation (“Distributor”) dated November 2, 1989.

I.
The parties agree that as of August 1, 1992 shares of the Van Eck Investment Trust Global Bond Fund and Van Eck Investment Trust Gold & Natural Resources Fund (“Portfolios”) shall be made available to serve as an underlying investment medium within the Nationwide Qualified Plan Variable Account (“QPVA”) for certain Group Separate Account Annuity Contracts offered by Nationwide.

II.	Section 1 of the Agreement is hereby amended to include the following paragraph:

Nationwide further represents that it has established the QPVA, a separate account under Ohio Law, to serve as an investment vehicle for the contracts.  The Contracts provide for the allocation of net amounts received by Nationwide to a separate series of the QPVA for investment in the shares of specified investment companies selected among those companies available through the QPVA to act as underlying investment media.

III.
Beginning with Section 2 of the Agreement and thereafter, all references to the Variable Account in the Agreement shall include  the Nationwide Qualified Plan Variable Account, unless specifically provided to the contrary in certain provisions of this Addendum No. 1, as set out above; and further, all references to the Contracts(s) in the Agreement shall include the Group Separate Account Annuity Contracts, unless specifically provided to the contrary in certain provisions of this Addendum No. 1, as set out above.

IV.
Each Fund shall send to Nationwide, within five (5) business days after the end of each month, a monthly statement of account confirming all transactions made during that month in the Nationwide Qualified Plan Variable Account.

IN WITNESS WHEREOF, the parties have executed this Addendum No. 1 on the date first written above.

NATIONWIDE LIFE INSURANCE COMPANY

By:
Date      Vice President –
Financial Operations

VAN ECK INVESTMENT TRUST

By:
Date      VP

VAN ECK ASSOCIATES CORPORATION

By:
Date       VP

VAN ECK SECURITIES CORPORATION

By:
Date        VP

ADDENDUM NO. 2 TO FUND PARTICIPATION AGREEMENT AMONG

VAN ECK WORLDWIDE INSURANCE TRUST (formerly, “Van Eck Investment Trust”),

VAN ECK ASSOCIATES CORPORATION,

VAN ECK SECURITIES CORPORATION

and

NATIONWIDE LIFE INSURANCE COMPANY

This document constitutes an Addendum to the Fund Participation Agreement dated September 1, 1989 (the “Agreement”) among VAN ECK WORLDWIDE INSURANCE TRUST (formerly “Van Eck Investment Trust”) (the “Trust”), VAN ECK ASSOCIATES CORPORATION (the “Adviser”), VAN ECK SECURITIES CORPORATION (the “Distributor”) and NATIONWIDE LIFE INSURANCE COMPANY (“Nationwide”).

The purpose of this Addendum is to allow shares of the Trust to serve as underlying investment vehicles for deferred variable annuity products issued through Nationwide Variable Account – 9 and variable life insurance policies issued through Nationwide VLI Separate Account – 4; each account a segregated asset account of Nationwide Life Insurance Company.

For Such purpose listed above, the Trust, the Adviser, the Distributor and Nationwide amend the Agreement as follows:

1.           The first paragraph of the Agreement is deleted in its entirety and is replaced with the following:

The Agreement, made and entered into as of the 1st day of September, 1989, by and among, Nationwide Life Insurance Company (“Nationwide”) and Van Eck Worldwide Insurance Trust (formerly “Van Eck Investment Trust”) (the “Trust”), the Trust’s Investment Adviser, Van Eck Associates Corporation (the “Adviser”), and the Trust’s Distributor, Van Eck Securities Corporation (the “Distributor”), each of which hereby agrees that shares of the Trust as listed in Exhibit A shall be made available to serve as underlying investment vehicles for Deferred Variable Annuity Contracts and Variable Life Insurance Polices (collectively referred to as “Contracts”) to be offered by Nationwide subject to the following provisions:

2.           Number 1 of the Agreement is deleted in its entirety and is replaced with the following:

Nationwide represents that it has established segregated asset accounts (as listed in Exhibit A to the Agreement) as separate accounts under Ohio law, and has registered such accounts as unit investmenttrusts under the Investment Company Act of 1940 (“1940 Act”), unless otherwise exempted by applicable SEC Rules and Regulations, to serve as investment vehicles for the Contracts.  The Contracts provide for the allocation of net amounts received by Nationwide to separate series of the Variable Account for investment in the shares of specified investment companies selected among those companies available through the separate accounts to act as underlying investment vehicles.  Selection of a particular investment company is made by the contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

3.           All applicable references throughout the Agreement to “Nationwide Life Insurance Company” shall also mean “Nationwide Life and Annuity Insurance Company”.

4.           A new document entitled Exhibit A is attached to and made a part of the Agreement.  The purpose of Exhibit A is to list the Variable Accounts, Corresponding Contracts and Corresponding underlying investments of the Trust currently subject to this Agreement.

5.           This Addendum, including Exhibit A, is attached to and made a part of the Agreement.

6.           This agreement, including Exhibit A and any related Service Agreements as amended, is and shall remain in full force and effect until terminated pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as of date(s) set forth below.

VAN ECK WORLDWIDE INSURANCE TRUST (Formerly “Van Eck Investment Trust”)

By:           _______________________________________________                                                                                                                                Date:_______________________
Title:                      Vice President and Secretary

VAN ECK ASSOCIATES CORPORATION

By:           _______________________________________________                                                                                                                                Date:________________________
Title:                      Vice President

VAN ECK SECURITIES CORPORATION

By:           _______________________________________________                                                                                                                                Date:________________________
Title:                      Vice President

NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIABLE ACCOUNTS SET FORTH IN EXHIBIT A

By:           ______________________________________________                                                                                                                                Date:________________________
Title:                      Vice President – Product and Market Compliance

EXHIBIT A

Variable Account of the Company	Corresponding Contract(s)	Corresponding Fund(s)
Nationwide Variable Account – II	Deferred Variable Annuity	• Worldwide Bond Fund (Formerly “Global Bond Fund”) • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund (Formerly “Gold and Natural Resources Fund”)
Nationwide Variable Account – 9	Deferred Variable Annuity	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VA Separate Account – B	Deferred Variable Annuity	• Worldwide Bond Fund (Formerly “Global Bond Fund”) • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund (Formerly “Gold and Natural Resources Fund”)
Qualified Plans Variable Account	Qualified Plans Variable Group Annuity	• Worldwide Bond Fund (Formerly “Global Bond Fund”) • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund (Formerly “Gold and Natural Resources Fund”)
Nationwide VLI Separate Account -2	Modified Single Premium Variable Life and Flexible Premium Variable Universal Life	• Worldwide Bond Fund (Formerly “Global Bond Fund”) • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund (Formerly “Gold and Natural Resources Fund”)
Nationwide VLI Separate Account – 4	Modified Single Premium Variable Life and Flexible Premium Variable Universal Life	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund

Exhibit A corresponds with Amendment No. 2 to the Fund Participation Agreement.

ADDENDUM NO. 3 TO FUND PARTICIPATION AGREEMENT AMONG

VAN ECK WORLDWIDE INSURANCE TRUST (formerly, “Van Eck Investment Trust”),

VAN ECK ASSOCIATES CORPORATION,

VAN ECK SECURITIES CORPORATION

and

NATIONWIDE LIFE INSURANCE COMPANY

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

This document constitutes an Addendum to the Fund Participation Agreement dated September 1, 1989 (the “Agreement”) among VAN ECK WORLDWIDE INSURANCE TRUST (formerly “Van Eck Investment Trust”) (the “Trust”), VAN ECK ASSOCIATES CORPORATION (the “Adviser”), VAN ECK SECURITIES CORPORATION (the “Distributor”) and NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY (herein collectively referred to as “Nationwide”).

The purpose of this Addendum is to allow shares of the Trust to serve as underlying investment vehicles for variable life insurance policies issued through Nationwide VL Separate Account – C, a segregated asset account of Nationwide Life and Annuity Insurance Company.

For such purpose listed above, the Trust, the Adviser, the Distributor and Nationwide amend the Agreement as follows:

1.           Schedule A is amended to reflect the addition of the following segregated asset accountof Nationwide:

a)           Nationwide VL Separate Account – C

2.           The amended Schedule A is attached to and made a part of the Agreement.

3.           The Agreement and any related Service Agreements, as amended, are and shall remain infull force and effect until terminated pursuant to terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto cause this Addendum No. 3 to be executed as of the date(s) set forth below:

VAN ECK WORLDWIDE INSURANCE TRUST (Formerly “Van Eck Investment Trust”)

By:           ___________________________________________                                                                                                           Date:                      ________________

Title:                      Vice President and Secretary

VAN ECK ASSOCIATES CORPORATION

By:           ___________________________________________                                                                                                           Date:                      ________________

Title:                      Vice President and Secretary

VAN ECK SECURITIES CORPORATION

By:           ___________________________________________                                                                                                           Date:                      ________________

Title:                      Vice President and Secretary

NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIABLE ACCOUNTS SET FORTH IN EXHIBIT A

By:           __________________________________________                                                                                                           Date:                      ________________

Title:                      Vice President – Product and Market Compliance

EXHIBIT A

Variable Account of the Company	Corresponding Contract(s)	Corresponding Fund(s)
Nationwide Variable Account – II	Deferred Variable Annuity	• Worldwide Bond Fund (Formerly “Global Bond Fund”) • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund (Formerly “Gold and Natural Resources Fund”)
Nationwide Variable Account – 9	Deferred Variable Annuity	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VA Separate Account – B	Deferred Variable Annuity	• Worldwide Bond Fund • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Qualified Plans Variable Account	Qualified Plans Variable Group Annuity	• Worldwide Bond Fund • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VLI Separate Account – 2	Modified Single Premium Variable Life and Flexible Premium Variable Universal Life	• Worldwide Bond Fund • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VLI Separate Account – 4	Modified Single Premium Variable Life and Flexible Premium Variable Universal Life	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VL Separate Account – C	Corporate Flexible Premium Variable Universal Life and Flexible Premium Variable Universal Life	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund

Exhibit A corresponds with Amendment No. 3 to the Fund Participation Agreement.

ADDENDUM NO. 4 TO EXHIBIT A OF THE FUND PARTICIPATION AGREEMENT AMONG

VAN ECK WORLDWIDE INSURANCE TRUST,

VAN ECK ASSOCIATES CORPORATION, VAN ECK SECURITIES CORPORATION

NATIONWIDE LIFE INSURANCE COMPANY
and
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

This document constitutes an Addendum to Exhibit A of the Fund Participation Agreement dated September 1, 1989 (the “Agreement”) among VAN ECK WORLDWIDE INSURANCE TRUST (formerly “Van Eck Investment Trust”) (the “Trust”), VAN ECK SECURITIES CORPORATION (the “Distributor”) and NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY (herein collectively referred to as “Nationwide”).

The purposes of this Addendum are to allow shares of the Trust to serve as underlying investment vehicles for immediate variable annuity contracts issued through Nationwide Variable Account -9, and for variable annuity contracts issued through Nationwide Variable Account -8 and Nationwide Variable Account -10; each a segregated asset account of Nationwide.

For such purposes listed above, the Trust, the Adviser, the Distributor and Nationwide amend the Agreement as follows:

1.           Exhibit A is amended to add immediate variable annuity contracts to NationwideVariable Account – 9;

2.           Exhibit A is amended to reflect the addition of the following segregated asset accounts ofNationwide:

a)           Nationwide Variable Account – 8;
b)           Nationwide Variable Account – 10;

3.           The amended Exhibit A is attached to and made a part of the Agreement; and

4.           The Agreement and any related Service Agreements, as amended, are and shall remain infull force and effect until terminated pursuant to terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto cause this Addendum No. 4 to Exhibit A to be executed as of the date(s) set forth below:

VAN ECK WORLDWIDE INSURANCE TRUST

By:           _____________________________________                                                                                                Date:                      ________________

Title:                      Vice President

VAN ECK ASSOCIATES CORPORATION

By:           _____________________________________                                                                                                Date:                      ________________

Title:                      Executive Vice President

VAN ECK SECURITIES CORPORATION

By:           _____________________________________                                                                                                Date:                      ________________

Title:                      Executive Vice President

NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIABLE ACCOUNTS SET FORTH IN EXHIBIT A

By:           _____________________________________                                                                                                Date:                      ________________

Title:                      Office of Product and Market Compliance___

ADDENDUM NO. 4 to EXHIBIT A*

Variable Account of the Company	Corresponding Contract(s)	Corresponding Fund(s)
Nationwide Variable Account - II	Deferred Variable Annuity	• Worldwide Bond Fund (formerly “Global Bond Fund”) • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund (formerly “Gold and Natural Resources Fund”)
Nationwide Variable Account – 8	Deferred Variable Annuity	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide Variable Account – 9	Deferred Variable Annuity and Immediate Variable Annuity	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide Variable Account – 10	Deferred Variable Annuity	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VA Separate Account -B	Deferred Variable Annuity	• Worldwide Bond Fund • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Qualified Plans Variable Account	Qualified Plans Variable Group Annuity	• Worldwide Bond Fund • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VLI Separate Account -2	Modified Single Premium Variable Life and Flexible Premium Variable Universal Life	• Worldwide Bond Fund • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VLI Separate Account – 4	Modified Single Premium Variable Life and Flexible Premium Variable Universal Life	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VL Separate Account –C	Corporate Flexible Premium Variable Universal Life and Flexible Premium Variable Universal Life	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
*Addendum No. 4 to Exhibit A Corresponds with the Fund Participation Agreement dated September 1, 1989.

ADDENDUM NO. 5 TO EXHIBIT A OF THE FUND PARTICIPATION AGREEMENT AMONG

VAN ECK WORLDWIDE INSURANCE TRUST,

VAN ECK ASSOCIATES CORPORATION, VAN ECK SECURITIES CORPORATION

NATIONWIDE LIFE INSURANCE COMPANY
and
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

This document constitutes an Addendum to Exhibit A of the Fund Participation Agreement dated September 1, 1989 (the “Agreement”) among VAN ECK WORLDWIDE INSURANCE TRUST (formerly “Van Eck Investment Trust”) (the “Trust”), VAN ECK SECURITIES CORPORATION (the “Distributor”) and NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY (herein collectively referred to as “Nationwide”).

The purposes of this Addendum are to allow shares of the Trust to serve as underlying investment vehicles for variable life insurance contracts issued through Nationwide Private Placement Variable Account; a segregated asset account of Nationwide.

For such purposes listed above, the Trust, the Adviser, the Distributor and Nationwide amend the Agreement as follows:

1.           Exhibit A is amended to reflect the addition of the following segregated asset account ofNationwide:

•	Nationwide Private Placement Variable Account;

2.           the amended Exhibit A is attached to and made a part of the Agreement; and

3.           the Agreement and any related Service Agreements, as amended, are and shall remain in full force and effect until terminated pursuant to terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto cause this Addendum No. 5 to Exhibit A to be executed as of the date(s) set forth below:

VAN ECK WORLDWIDE INSURANCE TRUST

By:           _____________________________________                                                                                                Date:                      ________________

Title:                      Vice President and Secretary

VAN ECK ASSOCIATES CORPORATION

By:           _____________________________________                                                                                                Date:                      ________________

Title:                      Executive Vice President

VAN ECK SECURITIES CORPORATION

By:           _____________________________________                                                                                                Date:                      ________________

Title:                      Executive Vice President

NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FOR THE COMPANIES AND ON BEHALF OF THE VARIABLE ACCOUNTS SET FORTH IN EXHIBIT A

By:           _____________________________________                                                                                                Date:                      ________________

Title:                      Vice President,
Office of Product and Market Compliance___

ADDENDUM NO. 5 to EXHIBIT A*

Variable Account of the Company	Corresponding Contract(s)	Corresponding Fund(s)
Nationwide Variable Account – II	Deferred Variable Annuity	• Worldwide Bond Fund (formerly “Global Bond Fund”) • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund (formerly “Gold and Natural Resources Fund”)
Nationwide Variable Account – 8	Deferred Variable Annuity	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide Variable Account – 9	Deferred Variable Annuity and Immediate Variable Annuity	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide Variable Account – 10	Deferred Variable Annuity	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VA Separate Account – B	Deferred Variable Annuity	• Worldwide Bond Fund • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Qualified Plans Variable Account	Qualified Plans Variable Group Annuity	• Worldwide Bond Fund • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VLI Separate Account – 2	Modified Single Premium Variable Life and Flexible Premium Variable Universal Life	• Worldwide Bond Fund • Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VLI Separate Account – 4	Modified Single Premium Variable Life and Flexible Premium Variable Universal Life	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide VL Separate Account – C	Corporate Flexible Premium Variable Universal Life and Flexible Premium Variable Universal Life	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
Nationwide Private Placement Variable Account	Variable Universal Life Insurance Policies	• Worldwide Emerging Markets Fund • Worldwide Hard Assets Fund
*Addendum No. 5 to Exhibit A Corresponds with the Fund Participation Agreement dated September 1, 1989.